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                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is made and dated as of March 26, 1999 (the "FOURTH Amendment") among FOUNDATION HEALTH SYSTEMS, INC. (the "COMPANY"), the Banks party to the Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrative Agent (the "AGENT"), and amends that certain Credit Agreement dated as of July 8, 1997, as amended by that certain First Amendment and Waiver to Credit Agreement (the "FIRST AMENDMENT") dated as of April 6, 1998, that certain Second Amendment to Credit Agreement (the "SECOND AMENDMENT") dated as of July 31, 1998 and that certain Third Amendment (the "THIRD AMENDMENT") dated as of November 6, 1998 (as further amended or modified from time to time, the "CREDIT AGREEMENT").


                                    RECITALS

         WHEREAS, the Company has requested the Agent and the Banks to amend certain provisions of the Credit Agreement, and the Agent and the Banks are willing to do so, on the terms and conditions specified herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

         2.    AMENDMENT. The Credit Agreement is hereby amended as follows:

               2.1    AMENDMENTS TO SECTION 1.01.

               (a)    The definition of the term "Adjusted EBITDA" in Section
1.01 of the Credit Agreement is hereby amended by inserting ", any Specified Credits (calculated on a pre-tax basis)" after the words "any Specified Charges" in the fourth line thereof.

               (b) The definition of the term "Net Cash Flow" in Section 1.01 of the Credit Agreement is hereby amended by inserting ", any Specified Credits (calculated on a net of tax basis)" prior to the words "extraordinary gains" in the third line thereof.

               (c) The definition of the term "Net Worth" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


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               "NET WORTH" of the Company on any day of determination means an amount equal to the excess of Total Assets over Total Liabilities.

               (d) There shall be added to Section 1.01 of the Credit Agreement, in appropriate alphabetical sequence, a new definition of the term "Specified Credits" reading in its entirety as follows:

               "SPECIFIED CREDITS" means the gains (net of costs and expenses of sale) realized from the sale of those assets set forth on Part 3 of
         Schedule 1.01 hereof.

               2.2    AMENDMENT TO SCHEDULE 1.01.

               (a) Schedule 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 1.01 hereto.

               2.3    AMENDMENTS TO SECTION 2.09.

               (a) The first sentence of Clause (e) of Section 2.09 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                      "Subject to Section 3.04, until the aggregate
         Commitments shall have permanently been reduced to an amount not in excess of $750,000,000, the Company shall ratably prepay Committed Loans by an amount equal to (A) 100% of the net cash proceeds from the sale of its assets described on Schedule 2.09 (without giving effect to clause (ii) below) and (B) 50% of net cash proceeds from all other asset sales except for (i) the Workers Compensation Disposition and
         (ii) asset sales generating aggregate net proceeds up to $10,000,000 in any fiscal year."

               (b) Section 2.09 of the Credit Agreement is hereby amended by adding the following subsection (f) thereto:

                      "(f) Subject to Section 3.04, until the aggregate Commitments shall have permanently been reduced to an amount not in excess of $750,000,000, at any time that the Company's Senior Unsecured Debt Rating shall not be at or above BBB - by S&P or at or above Baa3 by Moody's, the Company shall ratably prepay Committed Loans by an amount equal to 100% of the net proceeds from any issuance by the Company of equity securities after December 31, 1998 (other than any equity securities issued in connection with an Acquisition). Such prepayment shall be made on the next Interest Payment Date for Offshore Rate Committed Loans (or, if there shall be no Offshore Rate Committed Loans outstanding, on the next Interest Payment Date for Base Rate Committed Loans) occurring after completion of such issuance. The Company shall give the Administrative Agent not less than one Business Day's notice of such prepayment, and such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly


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         notify each Bank of its receipt of any such notice, and of such Bank's
         Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04. On the date such prepayment is required to be made, the aggregate Commitments shall automatically and permanently be reduced by the amount of the required prepayment."

               2.4    ADDITION OF SCHEDULE 2.09.

               (a)    There shall be added to the Credit Agreement a new
Schedule 2.09 reading in its entirety as set forth on Schedule 2.09 hereto.

               2.5    AMENDMENTS TO SECTION 7.12.

               (a) Clause (c) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "(c) its Net Worth to be less than the sum of (w) 85% of Net Worth as of December 31, 1998 PLUS (x) 50% of the net income of the Company and its Subsidiaries (without giving effect to losses) for each fiscal quarter ending on or after March 31, 1999 ."

         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that, on and as of the date hereof, and after giving effect to this Fourth Amendment:

               3.1 AUTHORIZATION. The execution, delivery and performance by the Company of this Fourth Amendment has been duly authorized by all necessary corporate action, and this Fourth Amendment has been duly executed and delivered by the Company.

               3.2 BINDING OBLIGATION. This Fourth Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               3.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and performance of this Fourth Amendment will not (a) contravene the Organization Documents of the Company; (b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Company which individually or in the aggregate does or could reasonably be expected to


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have a Material Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Fourth Amendment, or the transactions contemplated hereby.

               3.4 INCORPORATION OF CERTAIN REPRESENTATIONS. After giving effect to the terms of this Fourth Amendment, the representations and warranties of the Company set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

               3.5 DEFAULT. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

         4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Fourth Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent of the following on or before March 31, 1999:

               4.1 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of this Fourth Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Fourth Amendment and any instrument or agreement required hereunder on behalf of the Company.

               4.2 FEES. Payment to the Administrative Agent, for the pro rata benefit of each Bank that executed and returned the approval letter dated March 16, 1999 from the Agent to the Banks (the "Approval Letter") on or before 3:00 p.m., Pacific time, on March 26, 1999 and that thereafter executed this Fourth Amendment prior to March 31, 1999, of an amendment fee in an amount equal to .25% of the aggregate amount of the Commitments held by the Banks that have so executed the Approval Letter and this Fourth Amendment; and payment of all other fees and expenses of the Arrangers in connection with this Fourth Amendment (including, without limitation, the reasonable fees and expenses of the counsel to the Arrangers).

               4.3 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Fourth Amendment and the Credit Agreement and the compliance with the conditions set forth herein.

         5. CONDITION SUBSEQUENT. On or before May 30, 1999, the Company shall deliver to the Agent a certificate, signed by the Secretary or an Assistant Secretary of the Company as to the resolutions of the Company's board of directors authorizing or ratifying the transactions contemplated by the Fourth Amendment, which certificate shall be in form and substance


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

satisfactory to the Agent. If the Company shall fail to deliver such a certificate by May 30, 1999, then this Fourth Amendment shall cease to be effective as of such date.

         6.    MISCELLANEOUS.

               6.1 EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement and the Notes shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

               6.2 WAIVERS. This Fourth Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Banks thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Majority Banks to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

               6.3 COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Fourth Amendment shall become effective when the Company, the Agent and the Majority Banks shall have signed a copy hereof and the same shall have been delivered to the Agent.

               6.4 GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of California.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first written above.

                                    FOUNDATION HEALTH SYSTEMS, INC.


                                    By:    /s/ signature
                                          --------------------------------------

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Administrative Agent


                                    By:    /s/ signature
                                          --------------------------------------


[Balance of signatures not included with this copy]


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